Exhibit 99.1

KULR Technology Group Receives Special Permit from the U.S. Department of Transportation Authorizing Transport of Prototype Lithium Cells and Batteries for Commerce

Permit is the second issuance for the Company in less than a month as it captures additional shipping logistics channels within the battery transportation market

SAN DIEGO / ACCESSWIRE / June 17, 2021 / KULR Technology Group Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, announced today it received a special permit from the U.S. Department of Transportation (DoT) authorizing the transport of prototype lithium cells and batteries aboard cargo aircrafts. Prototype lithium batteries are only authorized to be transported on cargo carrying aircrafts to, from or within the US when approved by DOT. The special permit authorizes the manufacture, mark, sale and use of KULR’s specially designed packaging for the transportation of prototype lithium cells and batteries, and prototype lithium cells and batteries contained in or packed with equipment.

The granting of KULR’s permit marks an important development for the Company as it continues to secure logistical partners for air, maritime, and ground cargo transportation of lithium batteries. As battery technology continues to develop, and even safer designs are developed, the ability for manufacturers to ship prototype cells and batteries by air is critical to support continued battery innovation, safety, and performance research, particularly since the reliance on lithium batteries as an energy source continues to grow exponentially. The ability to develop and access new cell and battery architectures and configurations is severely constrained if prototype lithium battery cells cannot arrive at their required end destination in an expeditious manner.

The granting of KULR’s second permit validates the commercial and regulatory viability of its passive propagation resistant (PPR) solution. In October 2020 the Consumer Product Safety Commission reported KULR’s design solutions could stop fires and explosions in lithium-ion battery packs, and provided additional insights on the future of safe battery technology.

"When transporting prototype batteries aboard cargo aircrafts, it is critical to ensure the highest level of safety," remarked Keith Cochran, KULR President and COO. "Lithium batteries can present significant hazards if they are not properly shipped in packages that afford a high level of safety and the ability to contain potential hazard (e.g., excessive heat and fire). KULR’s packaging was approved by the US DoT based on its ability to contain potential hazards in the unlikely event that a cell or battery would experience a thermal event. KULR’s newly issued special permit allows customers to safely ship prototype batteries that are necessary to advance innovation and contribute to the development of alternative green energy sources. KULR is using its technology to enhance safety and contribute to a greener environment.”

The permit, issued as DOT-SP 21167, was granted on June 14th, 2021.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 19, 2021. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

Derek.Newton@KULRTechnology.com

Investor Relations:

KULR Technology Group Inc.

Main: (888) 367-5559

IR@KULRTechnology.com